Exhibit 99.2

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Computershare Trust Company, N.A. P.O. Box 43011 Providence Rhode Island 02940-3011 Call Toll-Free: (TBD) Non U.S. Stockholders: (TBD) Or Email at: (TBD)

Tax ID certification on file:    <Certified Y/N>

TOTAL SHARES               12345678901234

TIME IS CRITICAL

PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common shares, without par value, of

Monitor Bancorp, Inc. (“Monitor”)

This Election Form and Letter of Transmittal is sent to you in connection with the proposed merger (the “Merger”) of Monitor with and into FNMB Merger Subsidiary II, LLC (“Merger Sub”), a wholly-owned subsidiary of Farmers National Banc Corp. (“Farmers”), pursuant to the Agreement and Plan of Merger dated as of March 13, 2017 (the “Merger Agreement”), by and among Monitor, Merger Sub and Farmers. This Election Form and Letter of Transmittal may be used to make an election only with respect to Monitor common shares you hold. You may receive additional Election Forms and/or Letters of Transmittal with respect to common shares of Monitor held by you in another manner or in another name (if any). The deadline for submitting Letters of Transmittal is 5:00 p.m. on Wednesday, August 10, 2017 (the “Expiration”), unless the exchange offer is extended or terminated. Letters of Transmittal must be RECEIVED by Computershare Trust Company, N.A. (the “Exchange Agent”) no later than the Expiration. If the Election Deadline is extended for any reason, Farmers and Monitor will publicly announce the new Election Deadline.

Your Monitor Share Certificates:

Locate and return the certificates listed below.

Certificate Numbers	Shares	Certificate Numbers	Shares

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

You hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

Complete the box(es) on the reverse side to make an election to receive for each of your Monitor common shares (i) 57.8242 Farmers common shares (a “Stock Election”), or (ii) $769.38 in cash without interest (a “Cash Election”), each of which is subject to proration, adjustment and certain limitations as set forth in the Merger Agreement which are intended to ensure that (a) 85% of the outstanding Monitor common shares are converted into the right to receive Farmers common shares (the “Stock Consideration”) and the remaining outstanding Monitor common shares are converted into the right to receive cash in the amount of $769.38 per Monitor common share (the “Cash Consideration”), and (b) the maximum amount of the aggregate consideration to be paid to Monitor shareholders is $7,693,811, and the minimum amount of the aggregate consideration to be paid is $7,078,307 (based on 125% and 115%, respectively, of Monitor’s adjusted consolidated tangible book value per share as of March 31, 2017) (each as described in the Merger Agreement and summarized in the proxy statement/prospectus dated July 17, 2017 that is being sent to you under separate cover (as it may be amended from time to time, the “Proxy Statement”)). If no box is checked or you elect to make “No Election,” your Monitor common shares will be converted into the right to receive such proportion of the Stock Consideration or Cash Consideration as determined pursuant to the Merger Agreement. BEFORE MAKING YOUR ELECTION, YOU ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE MERGER AGREEMENT AND PROXY STATEMENT (INCLUDING ANNEXES THERETO AND DOCUMENTS INCORPORATED THEREIN BY REFERENCE) AND THE ACCOMPANYING INSTRUCTIONS.

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ELECTION CHOICES

I HEREBY ELECT TO RECEIVE THE FOLLOWING AS CONSIDERATION FOR MY MONITOR COMMON SHARES:

STOCK ELECTION (57.8242 Farmers common shares for each Monitor common share, subject to adjustment)

☐	Mark this box to elect to make a Stock Election with respect to ALL of your Monitor common shares.
☐	Mark this box to elect to make a Stock Election with respect to the following number of your Monitor common shares. Please fill in the number of shares for which you would like to make a Stock Election in the box to the right.

CASH ELECTION ($769.38 20 in cash without interest for each Monitor common share)

☐	Mark this box to elect to make a Cash Election with respect to ALL of your Monitor common shares.
☐	Mark this box to elect to make a Cash Election with respect to the following number of your Monitor common shares. Please fill in the number of shares for which you would like to make a Cash Election in the box to the right.

NO ELECTION

☐	Mark this box to elect NO election with respect to ALL of your Monitor common shares.

YOU WILL BE DEEMED TO HAVE MADE “NO ELECTION” IF:

A.	You fail to follow the instructions on the “Election Form and Letter of Transmittal” or Instructions, or otherwise fail properly to make an election;
B.

A properly completed “Election Form and Letter of Transmittal,” together with your share certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent at or before the Election Deadline;

C.	You properly and timely revoke a prior election without making a new election; or
D.	You check the “No Election” box above.

By making “No Election” the form of consideration that you will receive as a result of the Merger will be determined by Farmers or, at Farmers’ direction, the Exchange Agent, in accordance with the terms of the Merger Agreement.

These elections will be subject to a proration adjustment if Stock Consideration is oversubscribed or undersubscribed. The allocation procedures set forth in the Merger Agreement are intended to ensure that 85% of the outstanding Monitor common shares are converted into the right to receive Farmers common shares and the remaining outstanding Monitor common shares are converted into the right to receive cash.

The Stock Election is subject to adjustment to ensure that, based on the final exchange ratio, the maximum amount of the aggregate consideration to be paid to all Monitor shareholders is $7,693,811 and the minimum amount of the aggregate consideration to be paid is $7,078,307 (based on 125% and 115%, respectively, of Monitor’s adjusted consolidated tangible book value per share as of March 31, 2017).

There is no guarantee that you will receive the amount of Stock Consideration or Cash Consideration that you elect. There is no guarantee as to the value of the consideration received relative to the value of the Monitor common shares being exchanged. You are encouraged to obtain current market quotations for Farmers common shares when making your election.

To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election and Instructions, together with your share certificate(s) or confirmation of book-entry transfer, by the Election Deadline. Do not send your election materials to Monitor or Farmers.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on share certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 5, 6, 7 and 8.

By signing below, I represent and warrant as follows:

1. I have full power and authority to surrender the Monitor common shares represented by the share certificate(s) surrendered herewith or transferred in book-entry, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my Monitor common shares.

2. I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form and Letter of Transmittal, duly completed and manually signed, together with any certificate(s) representing Monitor common shares and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the Monitor common shares will be determined by the Exchange Agent.

3. I understand that I may not and shall not sell or otherwise transfer the Monitor common shares subject to this Election Form unless the Merger Agreement is terminated or I properly revoke this election prior to the Election Deadline.

4. I acknowledge that, until I properly surrender the certificate(s) representing the Monitor common shares to which this Election Form and Letter of Transmittal relates or properly transfer such Monitor common shares in book-entry form, I will not receive any consideration issuable or payable in connection with the Merger. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Instructions.

Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov). See Instruction 9.

Sign and provide your Taxpayer Identification Number or Social Security Number, as applicable, on the IRS Form W-9 if provided (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov).

Signature of owner	Signature of co-owner, if any	Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 6.

Unless the shares were tendered by the registered holder(s) of the common shares, or for the account of a member of a U.S. eligible institution, your signature(s) must be guaranteed by an eligible institution.

Authorized Signature	Name of Firm

Address of Firm – Please Print

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SPECIAL TRANSFER INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be registered in the name of someone other than the undersigned.

All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement.

Name:

(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

(SEE SUBSTITUTE FORM W-9)

SPECIAL TRANSFER INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of for fractional shares are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above.

Name:

(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)